February 5, 2008

To the Members of the Board of Directors of Hooper Holmes, Inc.

Re:            Letter of Resignation

Ladies and Gentlemen:

I hereby resign, effective immediately, as the President and Chief Executive Officer of Hooper Holmes, Inc. (the “Company”), as a member of the Board of Directors of the Company, and from any other offices with the Company, and all positions I have, or may have had, as an officer or director of any of the Company’s subsidiaries or affiliates.

Sincerely,

     /s/

James D. Calver

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